Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone troutmansanders.com
October __, 2009
PAB Bankshares, Inc.
3250 North Valdosta Road
Valdosta, Georgia 31602
Ladies and Gentlemen:
     We have acted as counsel to PAB Bankshares, Inc., a Georgia corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase units, each unit consisting of one share of the Company’s common stock, no par value (the “Shares”), and one warrant (each, a “Warrant”) to purchase .25 of a share of the Company’s common stock (the “Warrant Shares”) (collectively, the “Rights Offering”). The Company has filed a Registration Statement on Form S-1 (Commission File No. [                    ]), as amended, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights, the Shares, the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the rights, in connection with the Rights Offering. The Warrants are being issued by the Company pursuant to a Warrant Agreement to be entered into between the Company and the [                    ], as warrant agent (the “Warrant Agreement”). The Rights, the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
     In rendering this opinion letter, we have examined such corporate and other documents, and made such other examinations of matters of law and of fact, as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and we have made no independent investigation with regard thereto. We have further assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of

ATLANTA	CHICAGO	HONG KONG	LONDON	NEW YORK	NEWARK	NORFOLK	ORANGE COUNTY
RALEIGH	RICHMOND	SAN DIEGO	SHANGHAI	TYSONS CORNER	VIRGINIA BEACH		WASHINGTON, DC

the issuance of the Securities thereunder) and (2) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.
     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     (1) The Rights have been authorized by the Company and, when issued in accordance with the terms of the Rights Offering, will be validly issued and will constitute valid and binding obligations of the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity.
     (2) The Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering against payment of the consideration for the Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.
     (3) The Warrants have been duly authorized by the Company and, when issued and delivered by the Company upon due and proper exercise of the Rights as contemplated by the Prospectus, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity.
     (4) The Warrant Shares have been duly authorized by the Company, and when issued and delivered by the Company upon due and proper exercise of the Warrants and payment of the consideration for the Warrant Shares as contemplated in the Warrant Agreement, will be validly issued, fully paid and non-assessable.
     Our opinions set forth herein are limited to the federal laws of the United States and the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.
     No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. This opinion is furnished to the Company and is solely for your benefit in connection with the Rights Offering and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We have no obligation to update this opinion or to advise you after the date hereof of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements contained herein.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Sincerely,